As filed with the Securities and Exchange Commission on June 1, 2007
                                                      Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
================================================================================
                              WASHINGTON, DC 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ONCOLOGIX TECH., INC.
                     (Formerly BESTNET COMMUNICATIONS CORP.)
                     (Formerly WAVETECH INTERNATIONAL, INC.)
             (Exact name of registrant as specified in its charter)

           Nevada                                                 86-1006416
 ------------------------------                               -----------------
(State or other jurisdiction of                              (I. R. S. Employer
 incorporation or organization)                              Identification No.)

         2850 Thornhills Ave. SE, Suite 104 Grand Rapids, Michigan 49546
                                 (616) 977-9933
           ------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:
      Michael A. Kramarz                              Stephen T. Meadow, Esq.
      Oncologix Tech, Inc.                        Firetag, Stoss & Dowdell, P.C.
2850 Thornhills Ave. SE, Suite 104                  1747 East Morten, Suite 107
  Grand Rapids, Michigan 49546                        Phoenix, Arizona 85020
         (616) 977-9933                                   (602) 279-9411
            --------------------------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

================================================================================



                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                               Proposed maximum    Proposed maximum
        Title of each class of              Amount to be      offering price per  aggregate offering      Amount of
     securities to be registered           registered(1)(2)          share(3)          price(3)       registration fee
            Common Stock,
       par value $.001 per share(4)           6,746,684               $0.43          $ 2,901,074           $89.06
-----------------------------------------------------------------------------------------------------------------------

                                                                              TOTAL FEE:                   $89.06
------------------------

     (1) This registration statement shall cover any additional shares of registrant's common stock which become issuable by reason of any stock dividend, stock split or any other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of registrant's outstanding common stock.

     (2) Represents (i) 500,000 shares of common stock issued pursuant to the Merger Agreement between BestNet Communications Corp. and JDA; (ii)
          1,445,618 shares of common stock issued to investors who previously converted various debt and equity securities; (iii) 4,701,066 shares of common stock issuable upon conversion of $1,166,580 in aggregate principal amount of Convertible Promissory Notes issued to eleven accredited investors; and (iv) 100,000 shares of common stock issued pursuant to a consulting agreement.

     (3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended. Amount based on the closing stock price, as quoted on the OTC Bulletin Board on May 14, 2007, or $0.43 per share.

     (4) Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received by the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



================================================================================

                                       2

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED June 1, 2007

                              ONCOLOGIX TECH, INC.
                      6,746,684 SHARES OF OUR COMMON STOCK



     This prospectus relates to the potential resale from time to time by the selling security holders named herein and to be named in any accompanying prospectus supplement of some or all of the securities acquired from us in unregistered private offerings during the period from August 4, 2004 until May 22, 2007.

     Each time the selling security holders resell securities, we will provide a supplement to this prospectus that contains specific information about the offering by the selling security holders and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of such securities.

     The selling security holders may offer and sell shares of our Common Stock, $.001 par value.

     We will receive no proceeds from any sale by the selling security holders of the securities covered by this prospectus and any accompanying prospectus supplement, but we have agreed to pay certain registration expenses.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "OCLG". On May 14, 2007, the last reported sales price of our common stock was $0.43 per share.

     See " RISK FACTORS " on page 11 for information you should consider before buying any securities hereunder.

                                ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                   THE DATE OF THIS PROSPECTUS IS June 1, 2007

                              ONCLOGIX TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS


                                                                            Page
                   PART I. INFORMATION REQUIRED IN PROSPECTUS

WHERE YOU CAN FIND MORE INFORMATION                                           5

SUMMARY INFORMATION                                                           6

THE OFFERING                                                                 10

RISK FACTORS                                                                 11

USE OF PROCEEDS                                                              13

COMPANY OVERVIEW                                                             13

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     15

DETERMINATION OF OFFERING PRICE                                              16

SELLING SECURITY HOLDERS                                                     16

PLAN OF DISTRIBUTION                                                         17

DESCRIPTION OF SECURITIES TO BE REGISTERED                                   18

INCORPORATION OF DOCUMENTS BY REFERENCE                                      19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                   19

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                  20

INDEMNIFICATION OF DIRECTORS AND OFFICERS                                    20

EXHIBITS                                                                     20

UNDERTAKINGS                                                                 21

SIGNATURES                                                                   22

ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this process, the selling security holders named under the heading "Selling Security Holders" or to be named in any accompanying prospectus supplement may sell, from time to time, in one or more offerings, the common stock registered under the registration statement of which this prospectus is a part. These securities were acquired from us in unregistered private offerings. You should read this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."



                           FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, ("PSLRA"). Forward-looking statements in this prospectus are being made pursuant to the PSLRA and with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words like "intend," "plan," "believe," "anticipate," "project," "may," "will," "could," "continue," "expect" and variations of these words or comparable words or phrases of similar meaning. They may relate to, among other things:

o              our financing plans;

o              Trends affecting our financial condition;

o              our growth strategy and operating strategy;

o completion of the development of our Oncosphere product and obtaining FDA approval for its testing and use; and

o              our new or future product offerings.

         These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in "Risk Factors." We cannot assess the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in forward-looking statements. Given these risks and uncertainties, we urge you to read this prospectus completely and with the understanding that actual future results may be materially different from what we plan or expect. Also, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at: http://www.sec.gov.

         Copies of publicly available documents that we have filed with the SEC can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         This prospectus is a part of the registration statement that we filed on Form S-3 with the SEC. The registration statement contains more information about us and our common stock than is included in this prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and the common stock being offered in this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement may not be complete and you should review the referenced document itself for a complete understanding of its terms.

                               SUMMARY INFORMATION

         The following summary information should be read by you together with the more detailed information in other sections of this prospectus. You should also carefully consider the factors described under Risk Factors at page 11 of this prospectus. Throughout this prospectus, we refer to Oncologix Tech Inc. as Oncologix, we, our, ours, and us.

                               ONCOLOGIX TECH INC.

         We were formed in 1995 as a New Jersey corporation, under the name "Wavetech, Inc.", through the merger of two predecessor corporations. We changed our corporate domicile to Nevada in December 1997, by merging into a Nevada corporation named, "Interpretel International, Inc." and subsequently changed our name to "Wavetech International, Inc." Our business at the time was to develop and market software for customized telephone calling card services. In 1999 we changed our business to take advantage of technological advances making it possible to provide improved telephone services through the use of the Internet. Our business then became the application of Internet technology to provide worldwide long distance telephone communication and teleconferencing services to commercial and residential consumers at prices lower than those generally available from conventional telephone companies. In 2000, reflecting that business change, we changed our name to "BestNet Communications Corp".

         Our telephone business was never profitable and we were able to continue it only by repeated equity and debt financings. Accordingly, during December 2006, we determined to dispose of most of the assets of the Telephone Segment and entered into discussions with a prospective purchaser. During January 2007, we entered into an agreement to sell those assets for an aggregate of $60,000, with the rights to receivables generated and deposits made prior to January 31, 2007 to be retained by us. During February 2007, we completed the sale of our telephone business segment. This discontinuation of the telephone business segment has been recorded separately in the accompanying condensed consolidated financial statement.

         We entered the medical device business at the end of July 2006 through the acquisition of JDA Medical Technologies, Inc. ("JDA"), a development stage company, which was merged into our wholly owned subsidiary, Oncologix Corporation. On January 22, 2007, we changed our name to Oncologix Tech Inc., to reflect the entrance into this new market.

         JDA was organized as a Maryland corporation in 2003 by Andrew S. Kennedy, MD, David Van Echo, MD, and Mr. Jeff Franco for the commercial exploitation of an innovative technology for treating soft tissue cancers. Dr. Kennedy, Dr. Van Echo, and others, invented that technology while associated with the University of Maryland, Baltimore (the "University"), which paid for the research and development effort and which owns the technology. The principal item acquired from JDA is the Master License Agreement covering that technology, granted to JDA by the University in September 2003. The University has applied for patents on the licensed technology which are still pending. No patents have yet been issued and there is no assurance that any patents will be issued. If the applications are denied, we will have no legal protection for the intellectual property embodied in the technology and it will become available to others. From the time JDA entered into the Master License Agreement until it was acquired by us, the activities of JDA were primarily limited to research and development activities and to seeking sources of financing. Refer to our Form 10-KSB for the year ended August 31, 2006 for further information relative to our acquisition of JDA and the license agreement with the University.

                SELECTED AND SUMMARY CONSOLIDATED FINANCIAL DATA

         The following selected and summary consolidated financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and our financial statements,as filed on Form 8-K on May 31, 2007 for the year ended August 31, 2006 and the related notes therein, as well as our Form 10-QSB for the period ended February 28, 2007. The selected consolidated statement of operations data for the fiscal years ended August 31, 2002, 2003, 2004, 2005 and 2006 and for the six month period ended February 28, 2007 and the period from inception (acquisition of JDA on July 26, 2006) to February 28, 2007 are derived from information in our financial statements not included elsewhere in this prospectus, but incorporated by reference. Certain reclassifications have been made to conform prior information to the presentation of fiscal 2007 information, including the presentation of the Telephone Business, which was disposed of during February 2007, as discontinued operations for all periods presented. The Telephone Business was a separate segment for reporting purposes during fiscal 2006 and was our only operating business for the periods presented below as our medical device business was, and still is, in the development stage. The reclassifications have no effect on net income or loss.



                                                                           Year Ended August 31,
                                               -----------------------------------------------------------------------------
                                                   2002            2003            2004            2005             2006
                                               ------------    ------------    ------------     ------------    ------------
 Operating expenses:
    General and administrative .............   $    982,108    $  1,104,469    $    694,908     $    520,432    $    468,249
    Research and development ...............           --              --              --               --         5,334,202
    Depreciation and amortization ..........           --              --              --               --               243
                                               ------------    ------------    ------------     ------------    ------------
    Total operating expenses ...............        982,108       1,104,469         694,908          520,432       5,802,694
                                               ------------    ------------    ------------     ------------    ------------
    Loss from operations ...................       (982,108)     (1,104,469)       (694,908)        (520,432)     (5,802,694)
                                               ------------    ------------    ------------     ------------    ------------

 Other income (expense):
    Interest income ........................          4,514           4,815             637              970          13,700
    Interest and finance charges ...........       (943,937)       (870,684)       (661,028)         (34,364)        (53,241)
    Foreign asset tax expense ..............        (30,050)           --              --               --              --
    Preferred stock conversion penalty .....        (35,944)        (17,847)           --               --              --
    Conversion expense .....................           --              --          (541,182)            --              --
    Relief of debt income ..................           --              --              --             20,362            --
    Other income (expense) .................         (4,886)         (1,231)         (5,742)           2,206            (150)
                                               ------------    ------------    ------------     ------------    ------------
    Total other income (expense) ...........     (1,010,303)       (884,947)     (1,207,315)         (10,826)        (39,691)
                                               ------------    ------------    ------------     ------------    ------------
    Net loss from continuing operations ....     (1,992,411)     (1,989,416)     (1,902,223)        (531,258)     (5,842,385)
                                               ------------    ------------    ------------     ------------    ------------

 Discontinued operations:
    Operating loss from discontinued
    operations .............................     (3,517,314)     (2,841,615)     (4,899,683)        (242,854)       (243,680)
    Loss on disposal of discontinued
    operations .............................           --              --              --               --              --
                                               ------------    ------------    ------------     ------------    ------------
    Net loss from discontinued operations..      (3,517,314)     (2,841,615)     (4,899,683)        (242,854)       (243,680)
                                               ------------    ------------    ------------     ------------    ------------
 Net loss ..................................     (5,509,725)     (4,831,031)     (6,801,906)        (774,112)     (6,086,065)

 Preferred stock dividends from beneficial
    conversion feature .....................        958,723         265,006          15,245            --              --
                                               ------------    ------------    ------------     ------------    ------------
Loss available to common shareholders ......   $ (6,468,448)   $ (5,096,037)   $ (6,817,151)    $   (774,112)   $ (6,086,065)
Loss per comon share, basic and diluted:       ============    ============     ============    ============    ============
         Continuing operations .............   $      (0.19)   $      (0.10)   $      (0.06)    $      (0.01)   $      (0.12)
          Discontinued operations ..........          (0.22)          (0.12)          (0.16)           (0.01)          (0.01)
                                               ------------    ------------    ------------     ------------    ------------
                                               $      (0.41)   $      (0.22)   $      (0.22)    $      (0.02)   $      (0.13)
                                               ============    ============    ============     ============    ============
Weighted average number of shares
    outstanding - basic and diluted ........     15,933,908      23,445,307      31,479,367       42,645,471      47,690,475
                                               ============    ============    ============     ============    ============

                                                               7

                                                                    Inception
                                                   Six Months      (Acquistion
                                                     Ended         of JDA) to
                                                   Feburary 28,    February 28
                                                      2007            2007
                                                  ------------    ------------
 Operating expenses:
    General and administrative ..............     $    605,168    $    788,535
    Research and development ................        3,989,223       9,323,425
    Depreciation and amortization ...........            7,699           7,942
                                                  ------------    ------------
    Total operating expenses ................        4,602,090      10,119,902
                                                  ------------    ------------
    Loss from operations ....................       (4,602,090)    (10,119,902)
                                                  ------------    ------------

 Other income (expense):
    Interest income .........................            4,128           4,213
    Interest and finance charges ............         (601,927)       (616,938)
    Foreign asset tax expense ...............             --              --
    Preferred stock conversion penalty ......             --              --
    Conversion expense ......................             --              --
    Relief of debt income ...................             --              --
    Other income (expense) ..................             --              --
                                                  ------------    ------------
    Total other income (expense) ............         (597,799)       (612,725)
                                                  ------------    ------------
    Net loss from continuing operations .....       (5,199,889)    (10,732,627)
                                                  ------------    ------------

Discontinued operations:
    Operating loss from discontinued
    operations ..............................          (93,178)       (172,361)
    Loss on disposal of discontinued
    operations ..............................              (79)            (79)
                                                  ------------    ------------
    Net loss from discontinued operations.. .          (93,257)       (172,440)
                                                  ------------    ------------
Net loss ...................................       (5,293,146)    (10,905,067)


Preferred stock dividends from beneficial
    conversion feature ......................             --              --
                                                  ------------    ------------


Loss available to common shareholders .......     $ (5,293,146)   $(10,905,067)
                                                  ============    ============


Loss per comon share, basic and diluted:
         Continuing operations ..............     $      (0.09)   $      (0.18)
          Discontinued operations ...........            (0.00)          (0.00)
                                                  ------------    ------------
                                                  $      (0.09)   $      (0.18)
                                                  ============    ============
Weighted average number of shares
    outstanding - basic and diluted .........       61,959,093      61,676,905
                                                  ============    ============



Operating results of our telephone business, which is classified as discontinued operations in the above table, are summarized as follows:


                                                                 Year Ended August 31,
                                               -----------------------------------------------------------------------
                                                  2002           2003           2004           2005           2006
                                               -----------    -----------    -----------    -----------    -----------
Revenue ....................................   $ 1,097,297    $ 1,471,358    $ 2,162,856    $ 1,546,302    $ 1,174,073
Cost of revenue ............................     1,468,448      1,287,328      1,374,343        975,805        720,403
                                               -----------    -----------    -----------    -----------    -----------
   Gross margin ............................      (371,151)       184,030        788,513        570,497        453,670
General and administrative expenses ........       869,914        764,456        684,873        626,194        557,777
Depreciation and amortization ..............     2,277,525      2,231,383      2,023,554        176,940        134,055
Loss on impairment of license ..............          --             --        2,980,290           --             --
Other operating expenses ...................        (1,275)        29,806           (520)        10,217          5,518
Loss on disposal of discontinued
operations..................................          --             --             --             --             --
                                               -----------    -----------    -----------    -----------    -----------

Loss from discontinued operations ..........   $(3,517,315)   $(2,841,615)   $(4,899,684)   $  (242,854)   $  (243,680)
                                               ===========    ===========    ===========    ===========    ===========



                                                             Period From
                                                              Inception
                                                Six Months   (Acquisition
                                                  Ended       of JDA) to
                                               Feburary 28,   February 28,
                                                  2007           2007
                                               -----------    -----------
Revenue ....................................   $   351,568    $   429,428
Cost of revenue ............................       210,545        259,858
                                               -----------    -----------
   Gross margin ............................       141,023        169,570
General and administrative expenses ........       206,372        299,464
Depreciation and amortization ..............        23,920         35,076
Loss on impairment of license ..............          --             --
Other operating expenses ...................         3,909          7,391
Loss on disposal of discontinued
operations..................................            79             79
                                               -----------    -----------

Loss from discontinued operations ..........   $   (93,257)   $  (172,440)
                                               ===========    ===========




                                                            Year Ended August 31,                                  As of
                                ---------------------------------------------------------------------------     Feburary 28,
                                    2002            2003            2004            2005            2006            2007
                                ------------    ------------    ------------    ------------    ------------    ------------
Balance Sheet Data:
Cash and cash equivalents       $    351,784    $    226,559    $    405,299    $     86,651    $    365,494    $    815,188
Working capital                     (526,943)       (551,636)         68,788         (28,708)       (808,768)       (359,636)
Total assets                       9,500,400       5,719,150         923,691         458,967         668,955       1,222,083
Total liabilities                  1,046,125         908,966         455,719         199,179       1,270,783       1,715,558
Accumulated deficit              (23,488,980)    (28,585,017)    (35,402,168)    (36,176,280)    (42,262,345)    (47,555,491)
Stockholders' equity (deficit)     8,454,275       4,810,184         467,972         259,788        (601,828)       (493,475)


                                                               9

                                  THE OFFERING

         This prospectus relates to the resale by the holders (selling shareholders) of 6,746,684 shares of our common stock (the "Offered Securities"). The Offered Securities consist of (i) 500,000 shares of common stock issued pursuant to the Merger Agreement between BestNet Communications Corp. and JDA; (ii) 1,445,618 shares of common stock issued to investors who previously converted various debt and equity securities; (iii) 4,701,066 shares of common stock issuable upon conversion of $1,166,580 in aggregate principal amount of Convertible Promissory Notes issued to eleven accredited investors; and (iv) 100,000 shares of common stock issued pursuant to a consulting agreement. The 4,701,066 shares issued upon the conversion of $1,166,580 in aggregate principal of Convertible Promissory Notes were convertible into our common stock at conversion prices ranging from $0.12 to $1.00.

         We will not receive any proceeds from the resale of this common stock by the selling stockholders. Because the selling stockholder may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling stockholder or that may be subsequently owned by any selling stockholder.

                                  RISK FACTORS

BEFORE BUYING ANY OF THE SHARES OF COMMON STOCK BEING OFFERED BY THIS PROSPECTUS, YOU SHOULD CAREFULLY READ AND CONSIDER EACH OF THE RISK FACTORS WE HAVE DESCRIBED IN THIS SECTION.

         Those interested in investing in the Company should carefully consider the following Risk Factors pertaining to Oncologix as well as the risks and uncertainties that are described in the Company's most recent Annual and Quarterly Reports under the Securities Exchange Act of 1934.

Going Concern Qualification.

         We have disclosed in our financial statements that the financial statements were prepared assuming the Company will continue as a going concern. We have incurred losses from operations over the past several years and anticipate additional losses in the future and prior to achieving breakeven operations. Additionally, as a result of the acquisition of JDA and the associated License Agreement with the University of Maryland, as described in our notes to financial statements for the year ended August 31, 2006, as filed on Form 8-K on May 31, 2007 the Company is required, under the terms of the amended license agreement to raise substantial funds for the development of the technology associated with the License Agreement. Our independent auditors have included language in their report included on our 2006 financial statements that indicates that these matters raise doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from various financial sources where possible. The going concern qualification increases the difficulty of meeting such goals.

Need for Additional Capital.

         We will need substantial funds to complete the development, manufacturing, and marketing of our potential future products. Consequently, we will seek to raise further capital through not only possible public and private offerings of equity and debt securities, but also collaborative arrangements, strategic alliances, and equity and debt financings or from other sources. We now estimate the need to raise at least $2,850,000 of additional funding by April 2008 to fund anticipated expenditures to that time. We may be unable to raise additional capital on commercially acceptable terms, if at all, and if we raise capital through additional equity financing, the ownership interests of existing shareholders may be diluted. Our failure to generate adequate funds from operations or from additional sources would harm our business.

Uncertainties Regarding Healthcare Reimbursement and Reform.

         Our ability to commercialize products depends in part on the extent to which healthcare services and products are paid by governmental agencies, private health insurers and other organizations, such as health maintenance organizations, for the cost of such products and related treatments. Our business could be harmed if healthcare payers and providers implement cost-containment measures and governmental agencies implement measures that reduce payment to our customers for their use of our products.

Industry Intensely Competitive.

         The medical device industry is intensely competitive. We will compete with both public and private medical device, biotechnology and pharmaceutical companies that have been established longer than we have, have a greater number of products on the market, have greater financial and other resources and have other technological or competitive advantages. We also compete in the development of technologies and processes and in acquiring personnel and technology from academic institutions, government agencies, and other private and public research organizations. We cannot be certain that one or more of our competitors will not receive patent protection that dominates, blocks or adversely affects our product development or business; will benefit from significantly greater sales and marketing capabilities or will not develop products that are accepted more widely than ours.

Intellectual Property Risk.

         Our ability to obtain and maintain patent and other protection for our products will affect our success. We have exclusive licenses to technologies subject to patent applications in the U.S. and four foreign countries. The patent positions of medical device companies can be highly uncertain and involve complex legal and factual questions. Our patent rights, if granted, may not be upheld in a court of law if challenged. Our patent rights may not provide competitive advantages for our products and may be challenged, infringed upon or circumvented by our competitors. We cannot patent our products in all countries or afford to litigate every potential violation worldwide. Because of the large number of patent filings in the medical device and biotechnology field, our competitors may have filed applications or been issued patents and may obtain additional patents and proprietary rights relating to products or processes competitive with or similar to ours. We cannot be certain that U.S. or foreign patents do not exist or will not issue that would harm our ability to commercialize our products and product candidates.

Possible Failure to Comply with Government Regulations.

         We, and any prospective contract manufacturers and suppliers, are subject to extensive, complex, costly, and evolving governmental rules, regulations and restrictions administered by the FDA, by other federal and state agencies, and by governmental authorities in other countries. In the United States, our products cannot be marketed until they are approved for market by the FDA. No application for FDA approval for the marketing of our product, the Oncosphere, has yet been made and we do not expect to be in a position to do so for approximately two to three years. Obtaining FDA market approval involves the submission of, among other information, the results of preclinical and clinical studies on the product, and requires substantial time, effort and financial resources. The FDA, and other federal and state agencies, as well as equivalent agencies of other countries with whom we will export our products, will also perform pre-licensing inspections of our facility, if any, and our contract manufacturers' and suppliers' facilities. Our failure or the failure of our contract manufacturers or suppliers to meet FDA or other agencies' requirements would delay or preclude our ability to sell our products, potentially having an adverse material effect on our business. Even with FDA market approval, we, as well as our contract manufacturers and suppliers, are subject to numerous FDA requirements covering, among other things, testing, manufacturing, quality control, labeling and continuing review of medical products, and to permit government inspection at all times. Failure to meet or comply with any rules, regulations, or restrictions of the FDA or other agencies could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production, and criminal prosecution.

Exposure to Product Liability Claims.

         Our design, testing, development, manufacture, and marketing of products involve an inherent risk of exposure to product liability claims and related adverse publicity. Insurance coverage is expensive and difficult to obtain, and, in the future we may be unable to obtain coverage on acceptable terms, if at all. If we are unable to obtain sufficient insurance at an acceptable cost or if a successful product liability claim is made against us, whether fully covered by insurance or not, our business could be harmed.

Exposure to Environmental Risks.

         Our business involves the controlled use of hazardous materials, chemicals, biologics, and radioactive compounds. Manufacturing is extremely susceptible to product loss due to radioactive, microbial, or viral contamination; material equipment failure; or vendor or operator error; or due to the very nature of the product's short half-life. Although we believe that when we become operational, our safety procedures for handling and disposing of such materials will comply with state and federal standards there will always be the risk of accidental contamination or injury. In addition, radioactive, microbial, or viral contamination may cause the closure of the respective manufacturing facility for an extended period of time. By law, radioactive materials may only be disposed of at state-approved facilities. If we were to become liable for an accident, or if we were to suffer an extended facility shutdown, we could incur significant costs, damages, and penalties that could harm our business.

Reliance on Key Personnel.

         Our success will depend, to a great extent, upon the experience, abilities and continued services of our executive officers and key scientific personnel. If we lose the services of any of these officers or key scientific personnel, our business could be harmed. Our success also will depend upon our ability to attract and retain other highly qualified scientific, managerial, sales, and manufacturing personnel and our ability to develop and maintain relationships with key individuals in the industry. Competition for these personnel and relationships is intense and we compete with numerous pharmaceutical and biotechnology companies as well as with universities and non-profit research organizations. We may not be able to continue to attract and retain qualified personnel.

Uncertain Value of Our License from the University.

         Although we believe that the patent pending on our licensed technology has significant value, we cannot be confident that other similar technology does not exist or will not be discovered, or that any patents, if granted, will be enforceable.

Uncertainty as to our Ability to Initiate Operations and Manage Growth.

         Our efforts to commercialize our medical products will result in new and increased responsibilities for management personnel and will place a strain upon our management, financial systems, and resources. We may be required to continue to implement and to improve our management, operating and financial systems, procedures and controls on a timely basis and to expand, train, motivate and manage our employees. There can be no assurance that our personnel, systems, procedures, and controls will be adequate to support our future operations.

                                 USE OF PROCEEDS

         We will receive no proceeds from any sale by the selling security holders of the securities covered by this prospectus and any accompanying prospectus supplement, but we have agreed to pay certain registration expenses.

                                COMPANY OVERVIEW

         As described above, we disposed of our telephone business during the second quarter of 2007.

         At present we are engaged solely in the medical device business which we entered at the end of July 2006 through the acquisition of JDA which was merged into our wholly owned subsidiary, Oncologix Corporation . Our medical device business, is in the pre-clinical testing phase. We anticipate a total expenditure of approximately $22,000,000 over the next three year period for the activities we believe will be necessary to enable us to develop and market the Oncosphere product to the public. These expenditures are expected to include approximately $4,000,000 through feasibility approval, $1,000,000 to pivotal approval (which is defined and explained under Product Research and Development Summary, below) and $17,000,000 to commercialization. Since we anticipate no funds from operations, we will be required to raise all necessary funds from equity investors or lenders. The form and availability of the financing will depend on capital markets and industry conditions at the time. There is, of course, no assurance that funding will be available as required, or on terms acceptable to us.


Plan of Operation

         We are developing a brachytherapy (radiation therapy) device (called the "Oncosphere" or the "Oncosphere System") for the advanced medical treatment of soft tissue cancers of the liver. This product is based on a radioactive micro-particle designed to deliver therapeutic radiation directly to a tumor site by introducing the micro-particles into the artery that feeds the tumor tissue.

         Because our product is still in development and we have never engaged in any commercial activities with respect to it, we have become a "development stage entity" and our financial statements reflect that. This change in business line will require substantial additional funding to support the development and approval of the new device.

Cash Obligations for the next 12 months

         Our operating losses to date have been covered by equity and debt financing obtained from private investors, including certain present members of our Board of Directors. Funds to meet expenditures for the next twelve months are expected to be obtained through the private sale of convertible debt. The additional capital required to fund future growth and expansion is expected to be obtained through the further sale of equity or debt financing. Such financing could dilute the equity ownership of existing shareholders and increase the amount of interest payable in future periods.

         Our current plan of operation for the next 12 months requires cash of at least $2,850,000, which includes $600,000 to fund corporate overhead, in addition to cash on hand, exclusive of funds required for repayment of outstanding debt. That amount is expected to fund completion of the Development Phases of our Oncosphere System through the Feasibility Study as described below.

Product Research and Development Summary

         Our present activities consist of conducting the studies and tests necessary to obtain data in support of an application to the FDA for authorization (an "IDE") to conduct a clinical study of the Oncosphere with human patients. We must first conduct a number of engineering and animal clinical studies and evaluations to collect information to support our application. This effort is now expected to be completed within the next 4 months. We still expect the $4,000,000 we had agreed to commit to this effort will be sufficient, but we cannot be certain that costs will not exceed this amount. An additional $1,000,000 will be required to achieve approval for the pivotal clinical trial which, if successful, will provide the basis for FDA approval for use in treating patients. Of this $5,000,000, we have already funded $2,750,000.

         Based on the previous experience of our management in the development of radiation medical devices and in obtaining FDA and radiation regulatory approvals, we believe that we have, or can readily obtain, all of the resources necessary to complete the required studies and evaluations. We have contracts with outside contractors to perform various tasks and studies. While the required expertise is highly specialized, it is available from a number of sources and no difficulty is expected in identifying a number of qualified contractors. We have secured contracts with key contractors to provide test materials in sufficient quantities and acceptable quality levels to complete the testing requirements. Suppliers of the materials used in the manufacture of the radioactive microspheres have been identified and are able to provide materials in sufficient quantities to support ongoing development activities. We anticipate no difficulties in finding alternative sources of supply should that become necessary or advisable.

         The work necessary to support an application to the FDA for an IDE for the conduct of pivotal trials is described in the following paragraphs.

         The Development Phase, which involves the definition of the design and the feasibility of manufacturing the product, has been completed. In management's judgment, (A) a microsphere specification and design have been defined that meet the user requirements as defined in the Product Requirements Document; (B) It has been demonstrated that lots can be manufactured at pilot plant scale (i.e. in quantities large enough to support an animal study and a pivotal clinical study); and (C) a preliminary manufacturing plan, based on reasonable assumptions, has been completed based on data that support a commercially acceptable cost basis for commercial quantities.

         We have begun and are now engaged in the Pre-Clinical Testing Phase. In this phase, animal experimentation is conducted to generate test results to verify the design against its "product (user) requirements" and to identify the hazards of its use in a risk analysis. This testing is required by the FDA standards and European Standards governing the initiation of a clinical trial for medical devices and is a necessary part of good engineering development and safety. These results must be included in the submission to the FDA requesting IDE submission to the FDA. The trial design and final specifications are planned to be based on discussions with and preliminary advice from the FDA.

         The animal study will be the last pre-clinical test performed before the submission of the request for an IDE to the FDA. The purpose of the animal study will be to:

              (A) Confirm that radiation effects from the microspheres result in the expected local effect in the liver, without adversely affecting other tissues or organs;

              (B) Document and describe any acute and chronic adverse events;

              (C) Document and describe the feasibility of the delivery of microspheres to the liver without "spilling over" or "drifting" to other places in the body where their effect would be harmful. This study is done by examining each organ of an animal that has been used to test the product; and

              (D) Document and describe any potential liver toxicity.

         This phase will conclude with the completion of a report of an animal study that meets industry and scientific standards to support the submission of an IDE to the FDA requesting approval for a "pivotal clinical trial". Efforts to complete this phase are currently underway. Completion of this phase is expected to occur by the end of 2007.

         Upon completion of the Pre-Clinical Testing Phase, we plan to apply to the FDA for an IDE for the conduct of a feasibility clinical study prior to the initiation of a "pivotal clinical trial". The feasibility clinical study will be limited to 10-20 patients at 2-4 clinical centers to evaluate the safety of the Oncosphere product. Upon completion of the enrollment of this limited number of patients and subsequent follow-up, we plan to submit an additional IDE requesting the initiation of a "pivotal clinical trial" will be submitted by Oncologix to the FDA. This Phase will be completed when the FDA issues a letter granting approval or conditional approval for a Pivotal Clinical Trial. Management estimates that this will occur in the first half of 2008. Such a letter will constitute FDA consent to treat a larger group of patients on an experimental basis and if successful in that effort, we will then be able to request FDA approval to market the Oncosphere to all patients with specified diseases under a PMA.

         Our other activities during that time are expected to include participation by Dr. Andrew S. Kennedy, a member of our Board of Directors and Chief Science and Medical Officer, in scientific presentations and papers informing the medical community of the benefits of microarterial brachytherapy in general and in training physicians in its application. As progress is made, we will begin to develop manufacturing and marketing plans for the Oncosphere and will plan to obtain financing for the necessary personnel, facilities and other requirements for the conduct of a commercial business.

Facilities

         The headquarters for our medical device business are located in approximately 2,000 square feet of leased office space at 3725 Lawrenceville-Suwannee Road, Suwanee, Georgia, 30024. The lease requires a monthly rent of $1,372 and expires on July 31, 2008. In addition, we occupy approximately 150 square feet of office space in North Carolina for use by Dr. Kennedy under a lease that expires on July 31, 2007 and requires a monthly rent of $1,050. Our corporate headquarters are located in approximately 1,000 square feet of leased office space at 2850 Thornhills Ave, Grand Rapids, MI 49546. This lease requires monthly rent of $1,465 and expires October 31, 2007

         We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time, other than laboratory equipment that is necessary to produce the product that will be used in pre-clinical testing and the human clinical studies. We will continue to use contracted laboratory and manufacturing facilities through the remainder of the pre-clinical testing phase.

Employees

         We currently employ seven full time employees, our Chief Financial Officer, who is located at our corporate headquarters in Michigan, four who are employed by our subsidiary in Georgia, including its President, Chief Operating Officer, Project Director, Director of Radiation Operations and Radiation Saftey, our Chief Scientific and Medical Officer who is located in Cary, North Carolina, and our Chief Executive Officer, who is located in Scottsdale, Arizona. We anticipate hiring five new employees as we complete the Pre-Clinical Testing Phase and approach the commencement of the pivotal clinical trials of our Oncosphere System.


                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

Common Stock

         The Company's common stock is quoted on the OTC Bulletin Board under the symbol "OCLG". The high and low bid prices of the Company's common stock as reported for the last two fiscal years, by fiscal quarter (i.e. first quarter = September 1 through November 30) were as follows:

                                                    High         Low
FISCAL YEAR ENDED:
August 31, 2005
First Quarter                                     $ 0.275       $ 0.18
Second Quarter                                    $ 0.27        $ 0.16
Third Quarter                                     $ 0.20        $ 0.10
Fourth Quarter                                    $ 0.23        $ 0.125

FISCAL YEAR ENDED:
August 31, 2006
First Quarter                                     $ 0.26        $ 0.17
Second Quarter                                    $ 1.30        $ 0.15
Third Quarter                                     $ 0.44        $ 0.27
Fourth Quarter                                    $ 0.35        $ 0.28

FISCAL YEAR ENDED:
August 31, 2007
First Quarter                                     $ 0.40        $ 0.20
Second Quarter                                    $ 0.49         $0.37

         The bid and ask prices of our common stock on May 14, 2007 were $0.42 and $0.43, respectively.



                         DETERMINATION OF OFFERING PRICE

         The price at which the Offered Securities are sold may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

                            SELLING SECURITY HOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.
Because the selling stockholder may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling stockholder or that may be subsequently owned by any selling stockholder.


                                                                       Percentage of                        Percentage of
                             Shares of Common       Beneficial         Common Stock         Beneficial      Common Stock
                            Stock Included in    Ownership Before    Before Offering     Ownership After     Owned After
                              Prospectus (1)       Offering (3)            (2)             Offering (3)     Offering(2)(4)
                              --------------       ------------        ------------        ------------       -----------
Katsinam Partners LP            1,200,000           2,038,000             3.00%               838,000            1.23%

Fred Burstein                      89,508           3,145,433             4.63%             3,055,925            4.50%

Stanley Schloz                     25,392             916,992             1.35%               891,600            1.31%

University of                     200,000           3,340,007             4.92%             3,140,007            4.62%
Maryland

Jared Stone                       240,000             567,447              *                  327,447             *

Neal Walker                        20,000              47,287              *                   27,287             *

Dave Albert                        20,000              52,016              *                   32,016             *

Steve Carta                        20,000              47,287              *                   27,287             *

Steven Scott                      100,000             100,000              *                     --               *

Anthony Silverman                 670,417           6,676,817             9.58%             6,006,400            8.62%

Mountainview                      480,718           1,130,718             1.65%               650,000             *
Opportunistic Growth
Fund

MarlinHull, LLC.                  516,849           1,558,515             2.26%             1,041,666            1.51%

Wynnjam Corporation               500,000           1,558,515             2.26%             1,058,515            1.54%

Tezak Investments                 375,000             815,000             1.19%               440,000             *

David Mason                       128,356             128,356              *                     --               *

Scott Schenter                    257,123             717,023             1.05%               459,900             *

John Kane                         250,000             476,880              *                  226,880             *

Chimney Rock                      128,390             228,390              *                  100,000             *
Investments

Stewart Investments               500,000             600,000              *                  100,000             *

Thomas Miller                   1,024,931           1,769,706             2.57%               744,775            1.08%


*  Ownership below 1%

                                                             16

(1) Includes 4,701,066 shares of common stock issued upon the conversion of convertible notes payable.

(2) Amounts and percentages are based upon 67,914,249 shares of our common stock outstanding as of May 14, 2007, plus, for each person or entity in this table, the shares to be issued either directly or upon exercise of warrants or conversion of Series A Preferred Stock, as the case may be.

(3) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days.

(4)      Assumes that all securities registered will be sold.

                              PLAN OF DISTRIBUTION

         Any or all of the Offered Securities may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. There is no assurance that the selling stockholders will sell any or all of the Offered Securities in this offering. The Offered Securities may be sold in one or more of the following types of transactions:

         (a) a block trade in which a selling shareholder will engage a broker-dealer who will then attempt to sell the common stock, or position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

         (c) an exchange distribution in accordance with the rules of such exchange;

         (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         (e) any combination of the foregoing, or by any other legally available means. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

         In connection with distributions of the common stock, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell common stock short and redeliver the common stock to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the common stock, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The selling shareholders may also loan or pledge common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or, upon a default, the broker-dealer may effect sales of the pledged common stock pursuant to this prospectus.

         Underwriter Status. The selling stockholders, and any broker-dealers or agents that are involved in selling the Offered Securities, may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act. In addition, any of the Offered Securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold in an unregistered transaction under Rule 144 rather than pursuant to this prospectus.

         Additionally, under applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to our common stock for a period of up to five business days prior to the commencement of such distribution. In addition to those restrictions, each selling shareholder will be subject to the Exchange Act and the rules and regulations under the Exchange Act, including, Regulation M and Rule 10b-7, which provisions may limit the timing of the purchases and sales of our securities by the selling shareholders.

         We have agreed to indemnify the selling shareholders against certain liabilities in connection with the offering of the common stock, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the common stock against various liabilities, including liabilities arising under the Securities Act.

         Penny Stock Rules. Our common stock is subject to the "penny stock" rules that impose additional sales practice requirements because the price of our common stock is below $5.00 per share. For transactions covered by these rules, broker-dealers must make special suitability determinations for the purchase of our common stock and must have received a purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. Broker-dealers must also disclose:

         o the commission payable to both the broker-dealer and the registered representative,

         o        current quotations for the securities, and

         o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common stock trades above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock, and may affect the ability to sell our common stock in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

         Expenses of the Distribution. We will bear all of the costs and expenses of registering under the Securities Act the sale of securities offered by this prospectus. Commissions and discounts, if any, attributable to the sales of the common stock will be borne by the selling shareholders.

         State securities laws. In order to comply with the securities laws of various states, if applicable, sales of the common stock made in those states will only be made through registered or licensed brokers or dealers. In addition, some states do not allow the securities to be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling shareholders. We have no obligation to obtain such registrations or qualifications.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

         In this prospectus we are registering the resale by the selling shareholders 6,746,684 shares of common stock. Of the 6,746,684 common stock shares being registered, 4,701,066 shares were issued upon the conversion of $1,166,580 in aggregate principal of Convertible Promissory Notes units that were issued to eleven accredited investors. Those notes were convertible into our common stock at a conversion price ranging from $0.12 to $1.00.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in the common stock. Information contained in this prospectus automatically updates and supersedes previously filed information. We are incorporating by reference the documents listed below as well as any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, until the completion of this offering, including those filings made between the date of filing of the initial registration statement and prior to the effectiveness of the registration statement.

     o on Form 8-K filed on June 1, 2007, which includes (i) management's discussion and analysis or plan of operation for the year ended August 31, 2007 and 2006 and (ii) our consolidated financial statements for the year ended August 31, 2006.

     o our annual report on Form 10-KSB for the fiscal year ended August 31, 2006;

     o our quarterly reports on Form 10-QSB for the quarterly periods ended November 30, 2006 and February 28, 2007; and

     o the description of our common stock included in our Registration Statement on Form 8-A, filed March 11, 1987.

         If you would like a copy of any of these documents, at no cost, please write or call us at:

                               Oncologix Tech Inc.
                       2850 Thornhills Ave. SE, Suite 104
                          Grand Rapids, Michigan 49546
                            Attn: Corporate Secretary
                            Telephone: (616) 977-9933

         You should only rely upon the information included in or incorporated by reference into this prospectus or in any prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information included in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date later than the date on the front of the prospectus or prospectus supplement.

         WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Company's Articles of Incorporation provide the directors and officers, to the fullest extent permitted by the laws of the State of Nevada, that no director or officer of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided, however, that nothing shall eliminate or limit the liability of a director or officer of the Company to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability continues after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. In addition, the Company's Articles of Incorporation provide that the Company shall, to the fullest extent allowed under Nevada law, indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer, director, employee or agent of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer according to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.



              PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth our estimated costs and expenses in connection with the offering other than commissions and discounts, if any.

                   SEC Registration Fee                $      89
                   Legal Fees and Expenses                 5,000
                   Accounting Fees and Expenses            8,000
                   Miscellaneous                           1,000
                                                       ---------
                   Total                               $  14,089
                                                       =========

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Articles 11 and 12 of our Articles of Incorporation provide as follows:

         1. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Company to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Company occurring prior to such repeal, amendment or modification.

         2. The Company shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer, director, employee or agent of the Company, to the fullest extent allowed under Nevada law.

                                             EXHIBITS

    Exhibit                                                                       Page Number or
    Number                         Description                                   Method of Filing
    ------                         -----------                                   ----------------

      5             Opinion re: legality of the securities being registered       Filed herewith

     23             Consent of Independent Auditors, Semple Marchal & Cooper LLP  Filed herewith

                                                20

                                  UNDERTAKINGS

         1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that paragraphs (a) and (b) shall not apply if such information is contained in periodic reports filed by the registrant under
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference into this Registration Statement.

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished under and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on June 1, 2007.

                                            ONCOLOGIX TECH INC.


Date:  June 1, 2007                         By:  /s/  Stanley L. Schloz
                                               --------------------------------
                                            Name:     Stanley L. Schloz
                                            Title:    President
Date:  June 1, 2007

                                            By:  /s/  Michael A. Kramarz
                                               --------------------------------
                                            Name:     Michael A. Kramarz
                                            Title:    Chief Financial Officer


         In accordance with the requirements of the Securities Act of 1933, registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:  /s/  Stanley L. Schloz                                  Date:  June 1, 2007
   -------------------------------
          Stanley L. Schloz, President and Director

By:  /s/  Michael A. Kramarz                                 Date:  June 1, 2007
   -------------------------------
          Michael A. Kramarz, Chief Financial Officer

By:  /s/  Anthony Silverman                                  Date:  June 1, 2007
   -------------------------------
          Anthony Silverman, Director

By:  /s/  Barry Griffith                                     Date:  June 1, 2007
   -------------------------------
          Barry Griffith, Director

By:  /s/  Andrew Kennedy                                     Date:  June 1, 2007
   -------------------------------
          Andrew Kennedy, MD, Director

By:  /s/  Andrew Green                                       Date:  June 1, 2007
   -------------------------------
          Andrew Green, Director

                                       22